Exhibit 32

CERTIFICATIONS OF CEO AND CFO PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Senetek PLC (the “Company”) on Form 10-K for the period ending December 31, 2005 as filed with the Securities and Exchange Commission (the “Report”), Frank F. Massino, as Chief Executive Officer of the Company, and Dawn E. Croft, as Acting Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of his knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

April 20, 2006

/s/ FRANK J. MASSINO
Frank J. Massino
Chief Executive Officer

/s/ DAWN E. CROFT
Dawn E. Croft
Acting Chief Financial Officer